NEW IBERIA, LA – NYSE-AMEX:TSH - Patrick Little, President and CEO of Teche Holding Company, holding company for Teche Federal Bank, today reported on earnings for the Company for the quarter ended December 31, 2011, the first quarter of fiscal year 2012.
Earnings for the quarter ended December 31, 2011 amounted to $1.8 million or $0.85 per diluted share, compared to $1.8 million or $0.87 per diluted share for the same quarter in fiscal 2011, a decrease of $0.02 per diluted share, or 2.3%.
“We had solid earnings this quarter on top of record EPS for fiscal years 2011, 2010 and 2009,” said Little.  We are very pleased that we have been able to post strong and consistent earnings for over three years.  The strength of the south Louisiana economy has been a big help in boosting loan growth.”

The Company reported the following points of interest:
•	Average earning assets increased 2.6% or $18.7 million to $738.1 million as compared to the linked quarter.
•	Total loans increased 3.9% or $24.0 million to $632.6 million at December 31, 2011 as compared to the linked quarter.
•
SmartGrowth loans increased 1.4% or $6.5 million as compared to the linked quarter and 1.1% or $5.0 million compared to a year ago. SmartGrowth loans now amount to 73.7% of total loans, compared to 77.7% a year ago.

•	Net charge offs for the quarter amounted to 0.05% of average loans.
•
SmartGrowth Deposits increased 0.6% over the linked quarter and 6.9% compared to a year ago.   SmartGrowth Deposits amounted to 73.3% of total deposits, compared to 72.9% at September 30, 2011 and 70.5% a year ago.

•	Checking Account Balances increased 4.3% compared to the linked quarter and 6.9% compared to December 31, 2010.
•	The average yield on all deposits was 0.76% for the quarter compared to 0.77% for the linked quarter and 1.01% a year ago.
•	Quarterly operating revenue remained stable at $11.5 million, as compared to the previous four quarters.

•	Tangible book value per share increased to $37.47, an increase of 1.2% or $0.45 for the linked quarter and 6.9% or $2.43 year-over-year.

Capital
Over the past twelve months, stockholders’ equity increased 6.0% to a record $81.1 million while assets increased 7.9% to a record $813.5 million.  The tangible equity ratio at December 31, 2011 has decreased to 9.56% compared to 9.71% a year ago.  However, tangible book value per common share has increased to a record $37.47, an increase of 6.9% compared to a year ago.  Risk based capital increased to 14.09% compared to 13.79% a year ago; and the equity to asset ratio decreased to 9.97% from 10.15% a year ago.
“While we are extremely pleased that we have been able to post record earnings for three consecutive years, we also have been mindful of the possibility that interest rates could rise in the future,” said Little.  “To help prepare for that, we currently maintain an asset sensitive position, primarily due to our SmartGrowth Deposits, our Consumer & Commercial Loan portfolios, our long-term advances and the long-term nature of our time deposits.”

QUARTERLY COMPARISON	Dec ‘11	Sep '11	Jun '11	Mar '11	Dec '10
Stockholders’ Equity (in millions)	$81.1	$80.0	$78.6	$77.6	$76.5
Ratio of Equity to Assets	9.97%	10.08%	9.96%	9.92%	10.15%
Tangible Equity Ratio	9.56%	9.67%	9.54%	9.49%	9.71%
Total Risk-Based Capital Ratio	14.09%	14.30%	14.26%	13.94%	13.79%
Book Value per Common Share	$39.24	$38.79	$37.87	$37.23	$36.81
Tangible Book Value Per Common Share	$37.47	$37.02	$36.11	$35.47	$35.04
Total Assets (in millions)	$813.5	$793.2	$789.0	$782.2	$753.7

Asset Quality

The following tables set forth asset quality ratios and allowance for loan loss activity for each of the past five quarters:

Net Charge offs, ALLL, NPAs QUARTERLY COMPARISON	Dec ‘11	Sep ‘11	Jun ‘11	Mar ‘11	Dec '10
Net Charge-offs/Average Loans	0.05%	0.09%	0.57%	0.09%	0.08%
ALLL*/NPLs	73.72%	76.63%	69.94%	68.32%	66.36%
ALLL*/NPAs	67.37%	67.67%	56.45%	60.29%	58.11%
ALLL*/Loans	1.33%	1.37%	1.39%	1.78%	1.68%
NPAs/Assets	1.53%	1.55%	1.82%	2.22%	2.27%
*ALLL figures include specific reserves

The following table sets forth the allowance for loan loss activity for each of the past five quarters.

Allowance for Loan Loss Provision & Charge-offs QUARTERLY COMPARISON (in 000's)	Dec ‘11	Sep '11	Jun '11	Mar '11	Dec '10
Beginning ALLL	$8,331	$8,123	$10,452	$9,953	$9,256
Provision for Loan Losses	350	750	1,000	1,000	1,150
Net Charge-offs	289	542	3,329	501	453
Ending ALLL	$8,392	$8,331	$8,123	$10,452	$9,953
Ending ALLL (net of specific reserves)	$8,142	$7,783	$8,075	$7,455	$7,046

     The allowance for loan losses was 1.33% of total loans, or $8.4 million, at December 31, 2011 compared to 1.37% of total loans, or $8.3 million at September 30, 2011 and 1.68% of total loans, or $10.0 million at December 31, 2010.
     Net charge-offs for the quarter were $0.3 million, or 0.05% of average loans, compared to $0.5 million or 0.08% of average loans for the same period a year ago.  For the twelve months ended December 31, 2011, net charge offs were $4.7 million or 0.78% of average loans, compared to $1.6 million or 0.27% of loans for the twelve months ended December 31, 2010.
     Non-performing assets remained relatively the same at $12.4 million, or 1.53% of total assets at December 31, 2011, compared to $12.3 million, or 1.55% of total assets at September 30, 2011 and $17.1 million, or 2.27% of total assets a year ago, primarily due to a small decrease in the portfolio of foreclosed assets, which offset a small increase in non-performing loans.

Net Interest Income QUARTERLY COMPARISON (In 000’s)	Dec ‘11	Sep ‘11	Jun ‘11	Mar ‘11	Dec '10
Interest Income	$9,766	$9,861	$9,758	$9,736	$10,003
Interest Expense	2,080	2,078	2,185	2,363	2,542
Net Interest Income	$7,686	$7,783	$7,573	$7,373	$7,461

Interest income decreased compared to the linked quarter primarily due to a decrease in the yield on earning assets.  Interest expense remained relatively stable compared to the linked quarter.

Net Interest Margin and Spread QUARTERLY COMPARISON	Dec ‘11	Sep '11	Jun '11	Mar '11	Dec '10
Yield on Earning Assets	5.30%	5.48%	5.46%	5.61%	5.75%
Cost of Interest Bearing Liabilities	1.31%	1.36%	1.43%	1.57%	1.69%
Spread	3.99%	4.13%	4.03%	4.04%	4.06%
Net Interest Margin	4.17%	4.33%	4.24%	4.25%	4.29%

Net interest margin amounted to 4.17% for the three-month period ended December 31, 2011 compared to 4.29% for the three-months ended December 31, 2010.  The decrease was primarily due to a decrease in the interest rates earned on loans, primarily newly originated loans, that was only partially offset by a decrease in interest rates paid on deposits and advances.
Spread amounted to 3.99% for the three month period ended December 31, 2011, compared to 4.06% for the same period in the previous year.  Compared to the same quarter last year, average yield on earnings assets decreased 45 basis points from 5.75% to 5.30%, while average cost of funds decreased 38 basis points from 1.69% to 1.31%.

Operating Revenue
Operating revenue for the quarter, consisting of net interest income (before provisions for loan losses) plus non-interest income, amounted to $11.5 million, which was identical to the same quarter in 2010.

The table below reflects the Company’s operating revenues in millions over the past five quarters:
Operating Revenue QUARTERLY COMPARISON (in millions)	Dec ‘11	Sep '11	Jun '11	Mar '11	Dec ‘10
Net Interest Income	$7.7	$7.8	$7.6	$7.4	$7.5
Non Interest Income	3.8	3.8	3.9	3.8	4.0
Operating Revenue	$11.5	$11.6	$11.5	$11.2	$11.5

Non Interest Income
Non-interest income remained stable at $3.8 million compared to$3.8 million in the linked quarter and down slightly from $4.0 million for the same quarter in 2010.  This amounted to 1.88% of average assets for the quarter, compared to 2.01% for the linked quarter and 2.09% a year ago.

Non-Interest Income & Expense QUARTERLY COMPARISON (in thousands)	Dec ‘11	Sep ‘11	Jun ‘11	Mar '11	Dec '10
Interchange fee Income	778	830	881	820	786
Other Non-Interest Income	2,990	3,136	3,057	3,012	3,186
Total Non-Interest Income	$3,768	$3,966	$3,938	$3,832	$3,972
Total Non-Interest Income/ Avg. Assets	1.88%	1.94%	1.99%	2.03%	2.10%
Non-Interest Expense	8,447	7,855	7,777	7,918	7,583
Non-Interest Expense/Avg. Assets	4.21%	3.99%	3.99%	4.17%	3.99%

Non Interest Expense
For the quarter, non-interest expense was $8.4 million or 4.21% of average assets, compared to the linked quarter of $7.9 million or 3.99% of average assets, an increase of 7.5%, primarily due to marketing expense and a decrease in values on foreclosed real estate.  Compared to the same quarter in fiscal 2010, non-interest expense increased by $0.8 million from $7.6 million to $8.4 million, an increase of 11.4% primarily due to expenses related to compensation, marketing, data processing and charge-offs related to adjustments in values of foreclosed assets.

Net Income and Dividends
On November 30, 2011, the board of directors declared a $0.36 per share quarterly dividend, its sixty-sixth consecutive.  Based on the closing price of the Company’s common stock of $34.10 on that date, the annualized dividend yield was 4.2%.  Since 2003, the Company has increased dividends for nine consecutive years.

QUARTERLY COMPARISON (In 000’s)	Dec ‘11	Sep '11	Jun '11	Mar '11	Dec '10
Dividends Declared Per Share	$0.36	$0.36	$0.36	$0.36	$0.355
Basic Earnings Per Common Share	$0.86	$1.02	$0.86	$0.73	$0.88
Diluted Earnings Per Common Share	$0.85	$1.01	$0.85	$0.72	$0.87

Loans

QUARTERLY COMPARISON (In 000,000’s)	Dec ‘11	Sep '11	Jun '11	Mar '11	Dec '10
SmartGrowth Loans
Consumer	$107.4	$108.8	$109.5	$109.1	$111.1
Commercial	213.6	209.5	201.3	207.5	208.8
Home Equity	47.3	48.8	51.3	51.0	52.2
SmartMortgages	98.2	92.9	88.0	88.8	89.4
Total SmartGrowth Loans	$466.5	$460.0	$450.1	$456.5	$461.5
Mortgage Loans (owner occupied conforming)	66.1	148.6	133.3	131.7	32.2
Total Loans	$632.6	$608.6	$583.4	$588.2	$593.7

Linked Quarter Comparison.  Gross loans receivable increased to $632.6 million at December 31, 2011, from $608.6 million at September 30, 2011, an increase of $24.0 million, or 3.9% compared to the linked quarter, primarily due to an increase in 15-year one-to-four family mortgage loans and adjustable rate mortgage loans.  SmartGrowth Loans, consisting of commercial loans, home equity loans, SmartMortgage loans and consumer loans, were $466.5 million, or 73.7% of total loans at December 31, 2011, compared to $460.0 million, or 75.6% at September 30, 2011, a three month increase of $6.5 million, or 1.4%.
Commercial loan balances at December 31, 2011 amounted to $213.6 million, compared to $209.5 million at September 30, 2011, a three month increase of $4.1 million or 2.0%.  Consumer loan balances at December 31, 2011 amounted to $107.4 million, compared to $108.8 million at September 30, 2011, a linked quarter decrease of $1.4 million, or 1.3%.
One Year Comparison.  Gross loans receivable increased to $632.6 million at December 31, 2011 from $593.7 million at December 31, 2010 a twelve month increase of $38.9 million, or 6.6%.  SmartGrowth Loans increased to $466.5 million at December 31, 2011, from $461.5 million at December 31, 2010, a twelve month increase of $5.0 million, or 1.1%.
Commercial loan balances at December 31, 2011 amounted to $213.6 million, compared to $208.8 million at December 31, 2010 a twelve month increase of $4.8 million, or 2.3%.  Consumer loan balances at December 31, 2011 amounted to $107.4 million, compared to $111.1 million at December 31, 2010 a twelve month decrease of $3.7 million, or 3.3%.

Deposits

QUARTERLY COMPARISON (In 000,000’s)	Dec ‘11	Sep '11	Jun '11	Mar '11	Dec ‘10
SmartGrowth Deposits
Checking	$199.0	$190.8	$209.1	$193.2	$186.2
Money Market	52.0	55.0	55.3	56.6	55.6
Savings	188.3	190.7	191.6	188.8	169.3
Total SmartGrowth Deposits	$439.3	$436.5	$455.9	$438.7	$411.1
Time Deposits	160.0	162.1	169.4	172.2	172.3
Total Deposits	$599.3	$598.6	$625.3	$610.9	$583.4

Linked Quarter Comparison.  Total deposits increased to $599.3 million at December 31, 2011, from $598.6 million at September 30, 2011, a linked quarter increase of $0.7 million or 0.1%. The Company’s SmartGrowth Deposit Accounts, consisting of checking accounts, money market accounts, and savings accounts increased $2.8 million to $439.3 million or 0.6% at December 31, 2011, from $436.5 million at September 30, 2011.
Checking account balances at December 31, 2011 increased $8.2 million, or 4.3%, to $199.0 million from $190.8 million at September 30, 2011

One Year Comparison. Total deposits increased to $599.3 million at December 31, 2011, from $583.4 million at December 31, 2010, a twelve month increase of $15.9 million, or 2.7%.  Total SmartGrowth Deposits increased $28.2 million, or 6.9% from $411.1 million at December 31, 2010 to $439.3 million at December 31, 2011.
SmartGrowth Deposits amounted to 73.3% of total deposits as of December 31, 2011 compared to 70.5% at December 31, 2010
Checking account balances have increased 6.9%, or $12.8 million, in the past 12 months from $186.2 million at December 31, 2010 to $199.0 million at December 31, 2011. Checking account balances at December 31, 2011 accounted for 33.2% of total deposits compared to 32.0% at December 31, 2010.

Teche Holding Company is the parent company of Teche Federal Bank, which operates nineteen offices in South Louisiana and serves over 60,000 customers.  Teche Federal Bank is the fourth largest publicly owned bank based in Louisiana with over $813 million in assets. Deposits at Teche Federal Bank are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation (FDIC).  Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE AMEX.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Statements of Income
(UNAUDITED)
	THREE MONTHS ENDED
	Dec.	Sep.	Jun.	Mar.	Dec.
Condensed Statements of Income	2011	2011	2011	2011	2010
Interest Income	$9,766	$9,861	$9,758	$9,736	$10,003
Interest Expense	2,080	2,078	2,185	2,363	2,542
Net Interest Income	7,686	7,783	7,573	7,373	7,461
Provision for Loan Losses	350	750	1,000	1,000	1,150
Net Interest Income after
Provision for Loan Losses	7,336	7,033	6,573	6,373	6,311
Non Interest Income	3,768	3,824	3,890	3,850	3,981
Non Interest Expense	8,447	7,855	7,777	7,918	7,583
Income Before Income Taxes	2,657	3,002	2,686	2,305	2,709
Income Taxes	885	900	896	792	885
Net Income	$1,772	$2,102	$1,790	$1,513	$1,824
Selected Financial Data
Dividends Declared Per Share	$0.36	$0.36	$0.36	$0.36	$0.355
Basic Earnings Per Common Share	$0.86	$1.02	$0.86	$0.73	$0.88
Diluted Earnings Per Common Share	$0.85	$1.01	$0.85	$0.72	$0.87
Annualized Return on Avg. Assets	0.88%	1.07%	0.92%	0.80%	0.96%
Annualized Return on Avg. Equity	8.86%	10.40%	8.96%	7.74%	9.36%
Annualized Return on Avg.
Tangible Equity (1)	9.30%	10.90%	9.40%	8.13%	9.84%
Yield on Interest Earning Assets	5.30%	5.48%	5.46%	5.61%	5.75%
Cost of Interest Bearing Liabilities	1.31%	1.36%	1.43%	1.57%	1.69%
Spread	3.99%	4.13%	4.03%	4.04%	4.06%
Net Interest Margin	4.17%	4.33%	4.24%	4.25%	4.29%
Non-Interest Income/Avg. Assets	1.88%	1.94%	1.99%	2.03%	2.10%
Non-Interest Expense/Avg. Assets	4.21%	3.99%	3.99%	4.17%	3.99%
Quarterly Net Charge-offs/Avg. Loans	0.05%	0.09%	0.57%	0.09%	0.08%
Weighted avg. shares Outstanding
Basic	2,059	2,064	2,073	2,072	2,068
Diluted	2,078	2,085	2,097	2,098	2,089
AVERAGE BALANCE SHEET DATA
Total Assets	$803,024	$787,782	$780,213	$759,993	$759,858
Earning assets	$738,111	$719,384	$714,528	$693,747	$696,304
Loans	$621,073	$591,736	$586,420	$589,879	$595,547
Interest-bearing deposits	$513,104	$520,489	$529,664	$514,771	$506,887
Total deposits	$594,376	$607,949	$613,778	$590,664	$579,902
Total stockholders’ equity	$79,993	$80,857	$79,942	$78,197	$77,923

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$79,993	$80,857	$79,942	$78,197	$77,923
Less average goodwill and other intangible assets,
net of related income taxes	3,667	3,671	3,671	3,667	3,670
Average Tangible Equity	$76,326	$77,186	$76,271	$74,530	$74,253

Net Income	1,772	2,102	1,790	1,513	1,824
Plus Amortization of core deposit
intangibles, net of related income taxes	2	2	3	2	3
Net Income, as adjusted	$1,774	$2,104	$1,793	$1,515	$1,827

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Balance Sheet
(UNAUDITED)
(Dollars in Thousands Except Share Data)
	Dec. 2011	Sep. 2011	Jun. 2011	Mar. 2011	Dec. 2010
SmartGrowth Loans
Consumer	$107,399	$108,849	$109,476	$109,092	$111,139
Commercial	213,659	209,460	201,324	207,509	208,797
Home Equity	47,261	48,799	51,293	51,045	52,182
SmartMortgage Loans	98,221	92,910	88,019	88,799	89,389
Total SmartGrowth Loans	466,540	460,018	450,112	456,445	461,507
Mortgage Loans (owner occupied conforming)	166,088	148,584	133,264	131,708	132,224
	632,628	608,602	583,376	588,153	593,731
Allowance for Loan Losses	(8,392)	(8,331)	(8,123)	(10,452)	(9,953)
Loans Receivable, Net	624,236	600,271	575,253	577,701	583,778

Cash and Securities	130,126	134,902	154,061	144,465	110,405
Goodwill and Other Intangibles	3,667	3,670	3,673	3,678	3,682
Foreclosed Real Estate	1,012	1,405	2,694	2,039	2,079
Other	54,504	52,955	53,323	54,269	53,757
TOTAL ASSETS	$813,545	$793,203	$789,004	$782,152	$753,701

SmartGrowth Deposits
Checking	$199,021	$190,822	$209,080	$193,244	$186,240
Money Market	52,019	54,970	55,280	56,618	55,557
Savings	188,303	190,727	191,586	188,819	169,326
Total Smart Growth Deposits	439,343	436,519	455,946	438,681	411,123
Time Deposits	159,968	162,063	169,377	172,211	172,316
Total Deposits	599,311	598,582	625,323	610,892	583,439

FHLB Advances	127,621	108,184	79,533	83,585	87,756
Other Liabilities	5,501	6,450	5,567	10,097	6,009
Stockholders’ Equity	81,112	79,987	78,581	77,578	76,497
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$813,545	$793,203	$789,004	$782,152	$753,701

Ratio of Equity to Assets	9.97%	10.08%	9.96%	9.92%	10.15%
Tangible Equity Ratio	9.56%	9.67%	9.54%	9.49%	9.71%
Total Risk-Based Capital Ratio	14.09%	14.30%	14.26%	13.94%	13.79%
Book Value per Common Share	$39.24	$38.79	$37.87	$37.23	$36.81
Tangible Book Value Per Common Share (1)	$37.47	$37.02	$36.11	$35.47	$35.04
Shares Outstanding (in thousands)	2,067	2,062	2,075	2,084	2,078
Non-performing Assets/Total Assets	1.53%	1.55%	1.82%	2.22%	2.27%
ALLL/Loans	1.33%	1.37%	1.39%	1.78%	1.68%
ALLL/NPLs	73.72%	76.63%	69.94%	68.32%	66.36%

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax affected basis. The amount was calculated using the following information.

Stockholders’ Equity	$81,112	$79,987	$78,581	$77,578	$76,497
Less goodwill and other Intangible
assets, net of related income taxes	(3,657)	(3,659)	(3,661)	(3,664)	(3,670)
Tangible Stockholders’ Equity	$77,455	$76,328	$74,920	$73,914	$72,827

Total Assets	$813,545	$793,203	$789,004	$782,152	$753,701
Less goodwill and other Intangible
assets, net of related income taxes	(3,657)	(3,659)	(3,661)	(3,664)	(3,670)
Total Tangible Assets	$809,888	$789,544	$785,343	$778,488	$750,031

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Annual Balance Sheet
(UNAUDITED)
(Dollars in Thousands Except Share Data)
	Dec. 2011	Dec. 2010	Dec. 2009	Dec. 2008
SmartGrowth Loans
Consumer	$107,399	$111,139	$109,899	$102,438
Commercial	213,659	208,797	213,505	195,754
Home Equity	47,261	52,182	57,373	57,720
SmartMortgage Loans	98,221	89,389	86,462	88,181
Total SmartGrowth Loans	466,540	461,507	467,239	444,093
Mortgage Loans (owner occupied conforming)	166,088	132,224	135,048	160,410
	632,628	593,731	602,287	604,503
Allowance for Loan Losses	(8,392)	(9,953)	(7,744)	(5,631)
Loans Receivable, Net	624,236	583,778	594,543	598,872

Cash and Securities	130,126	110,405	108,282	120,235
Goodwill and Other Intangibles	3,667	3,682	3,707	3,745
Foreclosed Real Estate	1,012	2,079	1,128	672
Other	54,504	53,757	49,604	44,094
TOTAL ASSETS	$813,545	$753,701	$757,264	$767,618

SmartGrowth Deposits
Checking	$199,021	$186,240	$170,552	$158,742
Money Market	52,019	55,557	80,034	121,621
Savings	188,303	169,326	128,254	57,387
Total Smart Growth Deposits	439,343	411,123	378,840	337,750
Time Deposits	159,968	172,316	196,651	251,032
Total Deposits	599,311	583,439	575,491	588,782

FHLB Advances	127,621	87.756	103,451	103,491
Other Liabilities	5,501	6,009	6,000	6,013
Stockholders’ Equity	81,112	76,497	72,322	69,332
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$813,545	$753,701	$757,264	$767,618

Ratio of Equity to Assets	9.97%	10.15%	9.55%	9.03%
Tangible Equity Ratio	9.56%	9.71%	9.07%	8.59%
Total Risk-Based Capital Ratio	14.09%	13.79%	12.70%	12.29%
Book Value per Common Share	$39.24	$36.81	$34.49	$32.72
Tangible Book Value Per Common Share (1)	$37.47	$35.04	$32.74	$31.00
Non-performing Assets/Total Assets	1.53%	2.27%	1.58%	0.93%
ALLL/Loans	1.33%	1.68%	1.29%	0.93%
ALLL/NPLs	73.72%	66.36%	72.12%	87.0%
Shares Outstanding (in thousands)	2,067	2,078	2,097	2,116

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense.

Stockholders’ Equity	$81,112	$76,497	$72,322	$69,332
Less goodwill and other Intangible
assets, net of related income taxes	(3,657)	(3,670)	(3,687)	(3,712)
Tangible Stockholders’ Equity	$77,455	$72,827	$68,365	$65,620

Total Assets	$813,545	$753,701	$757,264	$767,619
Less goodwill and other Intangible
assets, net of related income taxes	(3,657)	(3,670)	(3,687)	(3,712)
Total Tangible Assets	$809,888	$750,031	$753,577	$763,907

Quarter-End Loan Data	Total	Net Charge-	Net Charge-	90 Days +	90 Days +
December 31, 2011	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$18,657	$--	0.00%	$763	4.1%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	20,309	20	0.10%	75	0.4%
All Other
Secured by First Liens	$347,058	$167	0.05%	$3,505	1.0%
Secured by Junior Liens	8,492	--	0.00%	--	0.0%
Multifamily (5+ Dwelling Units)	23,460	45	0.19%	843	3.6%
Nonresidential Property (Except Land)	95,233	--	0.00%	337	0.4%
Land	34,641	--	0.00%	4,759	13.7%
Consumer	19,478	--	0.00%	130	0.7%
Commercial	15,163	--	0.00%	4,629	30.5%
Subtotal – Real Estate Loans	$547,850	$232	0.04%	$10,282	1.9% %

Non-Real Estate Loans:
Commercial Loans	$27,217	$--	0.00%	$--	0.0%
Consumer Loans:
Loans on Deposits	3,667	--	0.00%	39	1.1%
Auto Loans	1,898	--	0.00%	22	1.2%
Mobile Home Loans	37,494	55	0.15%	534	1.4%
Other	14,502	2	0.01%	113	0.8%
Subtotal – Non Real Estate Loans	$84,778	$57	0.07%	$708	0.8%

Gross Loans	$632,628	$289	0.05%	$10,990	1.7%

Non-accruals	$10,835
90 + Days Past Due	549
OREO & Foreclosed	1,073
Nonperforming Assets (Net)	$12,457
Performing TDRs	--

Quarter-End Loan Data	Total	Net Charge-	Net Charge-	90 Days +	90 Days +
September 30, 2011	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$20,046	$--	0.00%	$1,021	5.1%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	20,287	--	0.00%	104	0.51%
All Other
Secured by First Liens	326,027	25	0.01%	2,931	0.90%
Secured by Junior Liens	9,032	60	0.66%	5	0.05%
Multifamily (5+ Dwelling Units)	23,747	--	0.00%	863	3.63%
Nonresidential Property (Except Land)	87,797	105	0.12%	412	0.47%
Land	35,774	306	0.86%	4,963	13.87%
Consumer	20,023	7	0.03%	130	0.65%
Commercial	15,751	299	1.90%	4.833	30.7%
Subtotal – Real Estate Loans	$522,710	$496	0.09%	$10,299	1.97%

Non-Real Estate Loans:
Commercial Loans	$27,403	(1)	0.00%	$--	0.00%
Consumer Loans:
Loans on Deposits	3,737	7	0.19%	69	1.85%
Auto Loans	2,105	--	0.00%	23	1.07%
Mobile Home Loans	38,285	31	0.08%	379	0.99%
Other	14,362	9	0.06%	101	0.70%
Subtotal – Non Real Estate Loans	$85,892	$46	0.05%	$572	0.67%

Gross Loans	$608,602	$542	0.09%	$10,871	1.79%

Non-accruals	$10,079
90 + Days Past Due	793
OREO & Foreclosed	1,438
Nonperforming Assets (Net)	$12,310
Performing TDRs	$1,075

Loans: Linked Quarter Comparison
Average Loan	12/31/2011	12/31/2011	09/30/2011	09/30/2011	Change	Change
Balances & Yields	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$384,094	5.21%	$360,569	5.59%	$23,525	-0.38%
Commercial	132,074	5.64%	126,299	5.69%	5,775	-0.05%
	516,168	5.32%	486,868	5.62%	29,300	-0.30%

Non-Real Estate Loans
Commercial	$27,258	6.06%	$26,223	5.99%	$1,035	0.07%
Consumer	77,647	9.33%	78,645	9.67%	(998)	-0.34%
	104,905	8.48%	104,868	8.75%	37	-0.27%

Total All Loans	$621,073	5.85%	$591,736	6.17%	$29,337	-0.32%

Prior Year Comparison	12/31/2011	12/31/2011	12/31/2010	12/31/2010	Change	Change
Average Loan Balances & Yields	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$384,094	5.21%	$351,121	5.81%	$32,973	-0.60%
Commercial	132,074	5.64%	134,698	5.76%	(2,624)	-0.12%
	516,168	5.32%	485,819	5.80%	30,349	-0.48%

Non-Real Estate Loans
Commercial	$27,258	6.06%	$28,889	6.21%	(1,631)	-0.15%
Consumer	77,647	9.33%	80,839	9.29%	(3,192)	0.04%
	104,905	8.48%	109,728	8.48%	(4,823)	0.00%

Total All Loans	$621,073	5.85%	$595,547	6.29%	$25,526	-0.44%

Loans: Linked Quarter Comparison
Average Loan	09/30/2011	09/30/2011	06/30/2011	06/30/2011	Change	Change
Balances & Yields	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$360,569	5.59%	$352,181	5.70%	$8,388	-0.11%
Commercial	126,299	5.69%	130,800	5.58%	(4,501)	0.11%
Total Real Estate Loans	$486,868	5.62%	$482,981	5.67%	3.887	-0.05%

Non-Real Estate Loans
Commercial	$26,223	5.99%	$24,813	5.97%	$1,410	0.02%
Consumer	78,645	9.67%	78,626	9.51%	19	0.16%
Total Non-Real Estate Loans	104,868	8.75%	103,439	8.66%	1,429	0.09%

Total All Loans	$591,736	6.17%	$586,420	6.20%	$5,316	-0.03%

Loans: Prior Year Comparison
Average Loan	09/30/2011	09/30/2011	09/30/2010	09/30/2010	Change	Change
Balances & Yields	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$353,573	5.73%	$349,621	5.98%	$3,952	-0.25%
Commercial	131,192	5.63%	138,950	5.82%	(7,758)	-0.19%
	484,765	5.70%	488,571	5.94%	(3,806)	-0.24%

Non-Real Estate Loans
Commercial	$26,211	5.99%	$29,996	6.37%	$(3,785)	-0.38%
Consumer	79,378	9.42%	80,567	9.30%	(1,189)	0.12%
	105,589	8.57%	110,563	8.50%	(4,974)	0.07%

Total All Loans	$590,354	6.21%	$599,134	6.41%	$(8,780)	-0.20%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	12/31/2011	12/31/2011	9/30/2011	9/30/2011	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$111,078	0.18%	$108,579	0.14%	$2,499	0.04%	2.3%
Non-interest bearing Deposits	81,272	0.00%	87,454	0.00%	(6,182)	0.00%	-7.1%
Checking Total	$192,350	0.11%	$196,033	0.08%	$(3,683)	0.03%	-1.9%

Savings Accounts	$186,897	0.31%	$191,840	0.33%	$(4,943)	-0.02%	-2.6%
Money Market Accounts	54,473	0.23%	54,787	0.30%	(314)	-0.07%	-0.6%

Total Smart Growth Deposits	$433,720	0.21%	$442,660	0.22%	$(8,940)	-0.01%	-2.0%

Time Deposits	$160,656	2.24%	$165,284	2.25%	$(4,628)	-0.01%	-2.8%

Total Deposits	$594,376	0.76%	$607,944	0.77%	$(13,568)	-0.01%	-2.2%

FHLB Advances	$120,740	3.15%	$92,514	3.93%	$28,226	-0.78%	30.5%

Total Interest-bearing liabilities	$633,844	1.31%	$613,004	1.36%	$20,840	-0.05%	3.4%

Non-interest bearing Deposits	$81,272	0.00%	$87,454	0.00%	$(6,182)	0.00%	-7.1%

Interest-bearing Liabilities: Prior Year Comparison
Average balances	12/31/2011	12/31/2011	12/31/2010	12/31/2010	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$111,078	0.18%	$105,225	0.18%	$5,853	0.00%	5.6%
Non-interest bearing Deposits	81,272	0.00%	73,015	0.00%	8,257	0.00%	11.3%
Checking Total	$192,350	0.11%	$178,240	0.11%	$14,110	0.00%	7.9%

Savings Accounts	$186,897	0.31%	$167,291	0.60%	$19,606	-0.29%	11.7%
Money Market Accounts	54,473	0.23%	58,559	0.35%	(4,086)	-0.12%	-7.0%

Total Smart Growth Deposits	$433,720	0.21%	$404,090	0.35%	$29,630	-0.14%	7.3%

Time Deposits	$160,656	2.24%	$175,947	2.53%	$(15,291)	-0.29%	-8.7%

Total Deposits	$594,376	0.76%	$580,037	1.01%	$14,339	-0.25%	2.5%

FHLB Advances	$120,740	3.15%	$95,251	4.53%	$25,489	-1.38%	26.8%

Total Interest-bearing liabilities	$633,844	1.31%	$602,273	1.69%	$31,571	-0.38%	5.2%

Non-interest bearing Deposits	$81,272	0.00%	$73,015	0.00%	$8,257	0.00%	11.3%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	09/30/2011	09/30/2011	06/30/2011	06/30/2011	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$108,579	0.14%	$112,611	0.18%	$(4,032)	-0.04%	-3.6%
Non-interest bearing Deposits	87,454	0.00%	84,114	0.00%	3,340	0.00%	4.0%
Checking Total	$196,033	0.08%	$196,725	0.10%	$(692)	-0.02%	-0.4%

Savings Accounts	$191,840	0.33%	$190,379	0.38%	$1,461	-0.05%	0.8%
Money Market Accounts	54,787	0.30%	55,619	0.27%	(832)	0.03%	-1.5%

Total Smart Growth Deposits	$442,660	0.22%	$442,723	0.24%	$(63)	-0.02%	0.0%

Time Deposits	$165,284	2.25%	$171,055	2.33%	$(5,771)	-0.08%	-3.4%

Total Deposits	$607,944	0.77%	$613,778	0.82%	$(5,834)	-0.05%	-1.0%

FHLB Advances	$92,514	3.93%	$79,879	4.61%	$12,635	-0.68%	15.8%

Total Interest-bearing liabilities	$613,004	1.36%	$609,543	1.43%	$3,461	-0.07%	0.6%

Non-interest bearing Deposits	$87,454	0.00%	$84,114	0.00%	$3,340	0.00%	4.0%

Interest-bearing Liabilities: Average Quarter Balances
Average balances	09/30/2011	09/30/2011	09/30/2010	09/30/2010	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$108,579	0.14%	$103,467	0.26%	$5,112	-0.12%	4.9%
Non-interest bearing Deposits	87,454	0.00%	66,808	0.00%	20,646	0.00%	30.9%
Checking Total	$196,033	0.08%	$170,275	0.16%	$25,758	-0.08%	15.1%

Savings Accounts	$191,840	0.33%	$163,157	0.69%	$28,683	-0.36%	17.6%
Money Market Accounts	54,787	0.30%	61,305	0.40%	(6,518)	-0.10%	-10.6%

Total Smart Growth Deposits	$442,660	0.22%	$394,737	0.41%	$47,923	-0.19%	12.1%

Time Deposits	$165,284	2.25%	$181,517	2.60%	$(16,233)	-0.35%	-8.9%

Total Deposits	$607,944	0.77%	$576,254	1.10%	$31,690	-0.33%	5.5%

FHLB Advances	$92,514	3.93%	$100,831	4.52%	$(8,317)	-0.59%	-8.2%

Total Interest-bearing liabilities	$613,004	1.36%	$610,277	1.79%	$2,727	-0.43%	0.4%

Non-interest bearing Deposits	$87,454	0.00%	$66,808	0.00%	$20,646	0.00%	30.9%

Quarter-End Loan Quality Details
December 30, 2011	Total			Special
(In Thousands)	Loans	Classified	% Total	Mention	% Total	Pass	% Total
Commercial Loans
Commercial Land	$15,163	$4,629	30.5%	$64	0.4%	$10,470	69.1%
Commercial Construction	9,068	763	8.4%	379	4.2%	7,926	87.4%
Commercial Real Estate	118,693	1,177	1.0%	4,237	3.6%	113,279	95.4%
Commercial Non Real Estate	27,217	51	0.2%	127	0.5%	27,039	99.3%
Total Commercial	$170,141	$6,620	3.9%	$4,807	2.8%	$158,714	93.3%

Residential Loans
Residential Construction	$9,589	$--	0.00%	$--	0.0%	9,589	100.0%
Residential	377,655	3,889	1.00%	181	0.0%	373,585	99.0%
Total Residential	$387,244	$3,889	1.00%	$181	0.0%	$383,174	99.0%

Consumer Loans
Mobile Homes	$37,494	$495	1.3%	$--	0.0%	$36,999	98.7%
Consumer Other	39,545	260	0.7%	-	0.0%	39,285	99.3%
Total Consumer	$77,039	$755	1.0%	$--	0.0%	$76,284	99.0%

Total All Loans	$634,424	$11,264	1.8%	$4,988	0.8%	$618,172	97.4%

Quarter-End Loan Quality Details
September 30, 2011	Total			Special
(In Thousands)	Loans	Classified	% Total	Mention	% Total	Pass	% Total
Commercial Loans
Commercial Land	$15,721	$4,792	30.5%	$166	1.1%	$10,763	68.4%
Commercial Construction	9,473	1,052	11.1%	381	4.0%	8,040	84.9%
Commercial Real Estate	111,558	1,848	1.7%	2,534	2.3%	107,176	96.1%
Commercial Non Real Estate	27,403	58	0.2%	558	2.0%	26,787	97.8%
Total Commercial	$164,155	$7,750	4.7%	$3,639	2.2%	$152,766	93.1%

Residential Loans
Residential Construction	$10,604	$--	0.0%	$--	0.0%	$10,604	100.0%
Residential	356,950	3,320	0.9%	183	0.1%	353,447	99.0%
Total Residential	$367,554	$3,320	0.9%	$183	0.1%	$364,051	99.0%

Consumer Loans
Mobile Homes	$38,285	$379	1.0%	$--	0.0%	$37,906	99.0%
Consumer Other	40,227	248	0.6%	--	0.0%	39,979	99.4%
Total Consumer	$78,512	$627	0.8%	$--	0.0%	$77,885	99.2%

Total All Loans	$610,221	$11,697	1.9%	$3,822	0.6%	$594,702	97.5%